UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrants telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Royal Caribbean Cruises Ltd. (the "Company") on June 18, 2007 to update the disclosure reported therein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Form 8-K to which this amendment relates, Blair H. Gould announced his retirement from the Company effective as of March 31, 2008 and Henry L. Pujol, the Company's Vice President, Corporate Controller, was designated to assume the role of principal accounting officer following Mr. Goulds retirement. Mr. Pujol, 40, who assumed such role on April 1, 2008, has served as the Company's Vice President, Corporate Controller since 2007. From 2004 to 2007, Mr. Pujol served as Assistant Controller of the Company. Prior to joining the Company, Mr. Pujol was a senior manager in the audit practice of KPMG LLP. Mr. Pujol receives salary, bonus and equity awards, and participates in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	June 16 , 2008	By:	/s/ Bradley H. Stein

			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel